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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934




     Date of Report (Date of earliest event reported):  November 13, 2000



                            VIROPHARMA INCORPORATED
                            -----------------------
                (Exact name of issuer as specified in charter)



     DELAWARE                      0-021699                       23-2789550
 (State or Other                 (Commission                   (I.R.S. Employer
   Jurisdiction                      file                       Identification
of Incorporation or                 number)                         Number)
  Organization)



                            405 EAGLEVIEW BOULEVARD
                          EXTON, PENNSYLVANIA  19341
                   (Address of principal executive offices)


                                (610) 458-7300
             (Registrant's telephone number, including area code)
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Item 5 - Other Events.

     As is more fully described in the attached press release that is incorporated herein by reference, on November 14, 2000, ViroPharma Incorporated announced the appointment of Martin J. Driscoll as vice president, commercial operations and business development.

     This report, including the press release attached hereto, contains forward-looking statements, including statements relating to the Company's ongoing efforts to commercialize its product candidates. Certain of ViroPharma's product candidates, including pleconaril, currently are in clinical trials. There can be no assurance that planned or ongoing clinical trials can be successfully concluded or concluded in accordance with the Company's anticipated schedule. The conduct of clinical trials and acquiring regulatory approval for investigational pharmaceutical products are subject to risks and uncertainties. Neither the FDA nor any other regulatory authority has approved pleconaril or any of ViroPharma's other product candidates for commercialization. There can be no assurance that FDA or other regulatory authority approval for pleconaril or any other product candidate under development by ViroPharma will be granted on a timely basis or at all. Even if approved, there can be no assurance that pleconaril will achieve market acceptance. These factors, and other factors that could cause future results to differ materially from the expectations expressed in this report, including the press release attached hereto, include, but are not limited to, those described in ViroPharma's most recent Registration Statement on Form S-3 filed with the Securities and Exchange Commission. The forward-looking statements contained in this report, including the press release attached hereto, may become outdated over time. ViroPharma does not assume any responsibility for updating any forward-looking statements.



Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

     Exhibit No.   Description
     -----------   -----------

        99         ViroPharma Incorporated Press Release dated November 14, 2000
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                                  Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                  ViroPharma Incorporated


Date: November 14, 2000                By: /s/ Michel de Rosen
                                           -------------------
                                       Michel de Rosen
                                       President and Chief Executive Officer

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                               Index to Exhibits

Exhibit No.    Description
-----------    -----------

   99          ViroPharma Incorporated Press Release dated November 14, 2000